                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                              HILTON HOTELS CORPORATION


    HILTON HOTELS CORPORATION, a Delaware corporation whose original
Certificate of Incorporation was filed in the Office of the Secretary of State on May 29, 1946, and whose Certificate of Incorporation was thereafter amended from time to time, and restated on May 16, 1968, and was thereafter amended from time to time, hereby sets forth its Restated Certificate of Incorporation which has been duly adopted by a resolution of the Board of Directors advising the same, without a vote of the stockholders, as prescribed by Section 245 of the General Corporation Law of the State of Delaware:

                                      ARTICLE I

    The name of the corporation (which is hereinafter referred to as "the Corporation") is Hilton Hotels Corporation.

                                      ARTICLE II

    The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, Wilmington, Delaware 19805. The name and address of the Corporation's registered agent is United States Corporation Company, 1013 Centre Road, Wilmington, Delaware 19805.

                                     ARTICLE III
    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      ARTICLE IV

    (a) CAPITAL STOCK. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Four Hundred Twenty-Four Million Eight Hundred Thirty-Two Thousand Seven Hundred (424,832,700) shares consisting of Four Hundred Million (400,000,000) shares of Common Stock, par value $2.50 per share, and Twenty-Four Million Eight Hundred Thirty-Two Thousand Seven Hundred (24,832,700) shares of Preferred Stock, par value $1.00 per share.

    (b) COMMON STOCK. The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges.

    (c) PREFERRED STOCK. The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms as it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers and relative, participating, optional, or other special rights of such class or series, and the qualification, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law.

    The terms of the Series A Junior Participating Preferred Stock are set forth on Exhibit A hereto and are part of this Restated Certificate of Incorporation.

                                      ARTICLE V

    The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                      ARTICLE VI

    (a) NUMBER, ELECTION AND TERMS OF DIRECTORS. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

    (b) STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES AND INTRODUCTION OF BUSINESS. Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the By-Laws of the Corporation.

    (c) NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

    (d) REMOVAL. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

    (e) AMENDMENT, REPEAL, OR ALTERATION. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VI.

                                      ARTICLE VII

    Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VII.

                                     ARTICLE VIII

    The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation (except so far as the By-Laws of the Corporation adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Articles B- 1, B-3, B-4 and C-1 of the By-Laws shall not be altered, amended or repealed without the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, except to renumber the Article designations thereof. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VIII.

                                      ARTICLE IX

    SECTION 1. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

    A. HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article IX:

         (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

         (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $20,000,000 or more; or

         (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20,000,000 or more; or

         (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

         (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock" for purposes of this Article IX), voting together as a single class (it being understood that for purposes of this Article IX, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

    B. DEFINITION OF "BUSINESS COMBINATION." The term "Business Combination" as used in this Article IX shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.

    SECTION 2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section I of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

         A. APPROVAL BY DISINTERESTED DIRECTORS. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

         B. PRICE AND PROCEDURE REQUIREMENTS. All of the following conditions shall have been met:

              (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                   (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
              fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                   (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article IX as the "Determination Date"), whichever is higher.

              (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock, (other than Excluded Preferred Stock and Institutional Voting Stock, as hereinafter defined) shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B
         (ii) shall be required to be met with respect to every class of outstanding Voting Stock (other than Excluded Preferred Stock and Institutional Voting Stock), whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                   (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
              fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an

              Interested Stockholder, whichever is higher;

                   (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                   (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

              (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock and other than Excluded Preferred Stock and Institutional Voting Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with Paragraphs B(i) and B(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

              (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
         Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

              (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit directly or indirectly (except proportionately as a stockholder or in the ordinary course of the Corporation's business) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

              (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section 3. CERTAIN DEFINITIONS.  For the purposes of this Article IX:

    A. A "Person" shall mean any individual, firm, corporation or other entity.

    B. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

         (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock;

         (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

         (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    C.   A person shall be a "beneficial owner" of any Voting Stock:

         (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

         (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, it being understood that, pending a final resolution or other disposition of the proceeding or proceedings to determine the owner of such shares, Barron Hilton, James E. Bates and the Conrad N. Hilton Foundation each have the right to acquire the 6,782,289 shares of Common Stock held by the Estate of Conrad N. Hilton as of March 8, 1985, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

         (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

    D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 8, 1985.

    F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

    G. "Disinterested Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested

Stockholder, and any director who is thereafter appointed to fill any vacancy on the Board or who is elected and, in either event, who is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board.

    H. "Fair Market Value" means (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

    I. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article IX shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

    J. "Excluded Preferred Stock" shall mean any series of Preferred Stock with respect to which the Certificate of Designation creating such series expressly provides that the provisions of this Article IX shall not apply.

    K. "Institutional Voting Stock" shall mean any class or series of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors.

    SECTION 4. POWERS OF THE BOARD OF DIRECTORS. A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $20,000,000 or more. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article IX.

    SECTION 5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS. Nothing contained in this Article IX shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

    SECTION 6. AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 75% or more of the outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this
Article IX.


                                      ARTICLE X

    (a) If any person (as hereinafter defined) which beneficially owns Voting Stock (as hereinafter defined) of the Corporation (i) is requested or required pursuant to any Gaming Regulation (as hereinafter defined) to appear before, or submit to the jurisdiction of, or provide information to, any Gaming Authority (as hereinafter defined) and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time or (ii) is determined or shall have been determined by any Gaming Authority not to be suitable or qualified with respect to the beneficial ownership of Voting Stock of the Corporation, each such person by owning shares in the Corporation hereby agrees to sell to the Corporation and the Corporation shall have the absolute right in its sole discretion to repurchase, any or all of the Voting Stock of the Corporation beneficially owned by such person at a price determined pursuant to Section (c) hereof. The operation of this Article X shall not be stayed by an appeal from a determination of any Gaming Authority.

    (b) If the Corporation intends to repurchase Voting Stock beneficially owned by any person referred to in clause (i) or (ii) of Section (a) hereof, it shall notify the person in writing of such intention, specifying the Voting Stock to be repurchased, the date, time and place when such repurchase will be consummated (the "Repurchase Date"), which date in no event will be earlier than three business days after the date of such notice and the price at which such Voting Stock will be repurchased (it being sufficient for purposes of this Article X for the Corporation to indicate generally that the price will be determined in accordance with Section (c) hereof). If the Corporation gives the notice provided for by the preceding sentence (the "Repurchase Notice"), such notice shall be deemed to constitute a binding agreement on the part of the Corporation to repurchase, and on the part of the person notified to sell, the Voting Stock referred to in such Notice in accordance with this Article X. Following the Repurchase Date, no dividends will be payable on and no voting rights will be available to the holders of any Voting Stock covered by such Repurchase Notice which has not been duly delivered by the holder thereof for repurchase by the Corporation. If, following such Repurchase Date, any stock with respect to which a Repurchase Notice has been given has not been duly delivered by the holder thereof for repurchase by the Corporation, the Corporation shall deposit in escrow or otherwise hold in trust for the benefit of such holder an amount equal to the aggregate Market Price (as hereinafter defined) of the stock to be repurchased except that to the extent New Shares (as hereinafter defined) are to be repurchased and the Purchase Price (as hereinafter defined) thereof shall have been publicly disclosed or otherwise made available to the Corporation, the amount deposited in escrow or otherwise segregated with respect to such New Shares may be the lesser of the Market Price thereof on the date of the Repurchase Notice and the Purchase Price thereof. The establishment of such an account shall in no way alter the amount otherwise payable to any person pursuant to this Article
X. No interest shall be paid on or accrue with respect to any amount so deposited or held.

    (c)(i) In the event that the person to whom Repurchase Notice is directed pursuant to Section (b) hereof has acquired beneficial ownership of shares of Voting Stock within the twenty-four month period terminating on the date of such Notice ("New Shares"), the price at which the Corporation shall repurchase such New Shares as are covered by the Repurchase Notice shall be the lesser of the Market Price thereof on the date of such Notice and the Purchase Price thereof.

    (ii) In the event that the person to whom a Repurchase Notice is directed pursuant to Section (b) hereof has acquired beneficial ownership of any or all of his shares of Voting Stock prior to the twenty-four month period terminating on the date of such Notice ("Old Shares"), the price at which the Corporation shall repurchase such Old Shares as are covered by the Repurchase Notice shall be the Market Price thereof on the date of the Repurchase Notice.

    (iii) The Corporation shall have the option in its sole discretion of designating which shares of the shares beneficially owned by any person referred to in clause (i) or (ii) of Section (a) hereof are subject to the Repurchase Notice and, for purposes hereof, it shall be sufficient for the Corporation to indicate generally that shares shall be repurchased based on the order in which they were purchased or based on the reverse of such order.

    (iv) Any person to whom a Repurchase Notice is given pursuant to the provisions of this Article shall have the burden of establishing to the satisfaction of the Corporation the dates on which and prices at which such person acquired the stock subject to such Notice.

    (d)  For purposes of this Article X:

         1. A "person" shall mean any individual, firm, corporation or other entity.

         2. "Voting Stock" shall mean the shares of capital stock of the Corporation entitled to vote generally in the election of directors.

         3.   A person shall be a "beneficial owner" of any Voting Stock:

              (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

              (ii) which such person or any of its Affiliates or Associates has
         (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

              (iii)which are beneficially owned, directly or indirectly, by any other Person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         4. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 8, 1985.

         5. A "Gaming Regulation" shall mean any statute, rule, regulation, order, ordinance or interpretation of a Gaming Authority.

         6. A "Gaming Authority" shall mean any government, court, or governmental, administrative or regulatory agency or authority, Federal, state, local or foreign, which regulates or otherwise asserts jurisdiction over gaming operations or facilities conducted by the Corporation or any of its subsidiaries or Affiliates.

         7. "Market Price" means the average of the last sale prices of a share of such Voting Stock on the Composite Tape for New York Stock Exchange-Listed Stocks for each of the 15 consecutive trading days (the "Valuation Period") commencing 16 trading days prior to the date in question; provided that if such Stock is not quoted on the Composite Tape, such average last sale price shall be derived from the average last sale prices on the New York Stock Exchange, or, if such Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such Stock is listed, or, if such Stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of such Stock during the Valuation Period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such Stock as determined by the Board of Directors in good faith.

         8. "Purchase Price" means the price paid to acquire a share of the Voting Stock, exclusive of commissions, taxes and other fees and expenses, adjusted for any stock split, stock dividend, combination of shares or similar event.

    (e) A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article X on the basis of information known to them after reasonable inquiry, whether clause (i) or (ii) of Section (a) hereof applies to any person who beneficially owns Voting Stock of the Corporation such that the Corporation shall have the right to repurchase shares of Voting Stock held by such person pursuant to this Article X.

                                     ARTICLE X-A

    Election of Directors need not be by ballot unless the By-laws of the Corporation shall so provide.


                                      ARTICLE XI

SECTION 1. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS.

    A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

SECTION 2. INDEMNIFICATION AND INSURANCE.

    (a) ACTION, ETC., OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, Agent (as hereinafter defined) against costs, charges and Expenses (as hereinafter defined), judgments, fines and amounts paid in settlement actually and reasonably incurred by an Agent in connection with such action, suit or proceeding, and any appeal therefrom, if Agent acted in good faith and in a manner Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding-whether by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent-shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which the Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the Agent's conduct was unlawful.

    (b) ACTION, ETC., BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against costs, charges and Expenses actually and reasonably incurred by an Agent in connection with the defense or settlement of such action or suit and any appeal therefrom if the Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of the Agent's duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and Expenses which the Court of Chancery or other such court shall deem proper.

    (c) DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Paragraphs (a) and (b) of this Section (unless ordered by a court) shall be paid by the Corporation unless a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

    (d) INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Section, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, the settlement of an action without admission of liability, or the defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all costs, charges and Expenses incurred in connection therewith.

    (e) ADVANCES OF EXPENSES. Except as limited by Paragraph (f) of this Section, costs, charges, and Expenses incurred by an Agent in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested Directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, the Agent acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that the Agent deliberately breached such person's duty to the Corporation or its stockholders.

    (f) RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Paragraphs (a), (b) and (d) or advance under Paragraph (e) of this Section, shall be made promptly, and in any event within 60 days, upon the written request of the Agent, unless with respect to applications under Paragraphs (a), (b) or (e), a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested Directors that such Agent acted in a manner set forth in such Paragraphs as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested Directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Paragraphs as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Section shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim in whole or in part, or if no disposition of such claim is made within 60 days. The Agent's costs, charges and Expenses incurred in connection with successfully establishing such person's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

    (g) OTHER RIGHTS AND REMEDIES. The indemnification provided by this Section shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, By-Law, or charter provision, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Section shall be deemed to be a contract between the Corporation and the Agent who serves in such capacity at any time while these Articles and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

    (h) INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

    (i)  PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

         (1) If a Change of Control (as hereinafter defined) shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the Agent is entitled to indemnification under this Section if the Agent has submitted a request for indemnification in accordance with Paragraph (f) of this Section, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

         (2) If the person, persons or entity empowered or selected under Paragraph (f) of this Section to determine whether the Agent is entitled to indemnification shall not have made such determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Agent shall be entitled to such indemnification, absent
    (i) a misstatement by the Agent of a material fact, or an omission of a material fact necessary to make the Agent's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; PROVIDED, HOWEVER, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and PROVIDED, FURTHER, that the foregoing provi-sions of this Paragraph (i) shall not apply (a) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Paragraph (f) of this Section and if (A) within 15 days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (b) if the determination of entitlement to indemnification is to be made by independent counsel pursuant to Paragraph (f) of this Section.

         (3) The termination of any proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Section) of itself adversely affect the right of the Agent to indemnification or create a presumption that the Agent did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the Agent had reasonable cause to believe that such person's conduct was unlawful.

    (j) OTHER ENTERPRISES, FINES, AND SERVING AT CORPORATION'S REQUEST. For purposes of this Section, references to "other enterprise" in Paragraph (a) shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as Director, officer, employee, agent or fiduciary of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

    (k) SAVINGS CLAUSE. If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to costs, charges and Expenses, judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, and any appeal therefrom, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated, and to the fullest extent permitted by applicable law.

    (l)  DEFINITIONS.  For the purposes of this Article:

         (1) "Agent" means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to be a Director, officer, employee, agent or fiduciary of the Corporation, or that, being or having been such a Director, officer, employee, agent or fiduciary, he or she is or was serving at the request of the Corporation as a Director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

         (2) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a proceeding.

         (3) "Change of Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule) promulgated under the Securities Exchange Act of 1934, as amended, (the "Act"), whether or not the Corporation is then subject to such reporting requirement; PROVIDED, HOWEVER, that, without limitation, such a Change of Control shall be deemed to have occurred if
    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of three consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new Director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                                     ARTICLE XII

    The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                     CERTIFICATE

    IT IS CERTIFIED that the foregoing Restated Certificate of Incorporation, which restates and integrates, but does not further amend, the Certificate of Incorporation of Hilton Hotels Corporation as heretofore amended or supplemented, was adopted by the Board of Directors of Hilton Hotels Corporation in a resolution and declaring its advisability, in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, without a vote of the stockholders. There is no discrepancy between the provisions of the Certificate of Incorporation, as heretofore amended or supplemented, and this Restated Certificate of Incorporation.

    IN WITNESS WHEREOF, Hilton Hotels Corporation has caused this Restated Certificate of Incorporation to be signed by its Senior Vice President and General Counsel and attested by its Vice President and Corporate Secretary on this 20th day of November, 1996.


                                       Hilton Hotels Corporation


                                       /s/ William C. Lebo, Jr.
                                       --------------------------------------
                                       Name:  William C. Lebo, Jr.
                                       Title: Senior Vice President
                                              and General Counsel




Attest  /s/ Cheryl L. Marsh
       ----------------------------
       Name:  Cheryl L. Marsh
       Title: Vice President and
              Corporate Secretary

                                      EXHIBIT A


         Series A Junior Participating Preferred Stock:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 550,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2.  DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $2.50 per shares (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the issuance of any shares of Series A Preferred Stock declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
    (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the issuance of any shares of Series A Preferred Stock declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

              (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

              (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

              (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the issuance of any shares of Series A Preferred Stock declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the issuance of any shares of Series A Preferred Stock declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         Section 10. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                             CERTIFICATE OF DESIGNATIONS,
                        PREFERENCES, RIGHTS AND LIMITATIONS OF

                    Preferred Redeemable Increased Dividend Equity
                Securities-SM-, 8% PRIDES-SM-, Convertible Preferred Stock


                                          of

                              HILTON HOTELS CORPORATION

                     -------------------------------------------

                        Pursuant to Section 151 of the General
                       Corporation Law of the State of Delaware

                     -------------------------------------------


    HILTON HOTELS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, under
(i) authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended to date, and (ii) the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors duly adopted the following resolutions by unanimous written consent on November 22, 1996:

         RESOLVED, that under authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), that pursuant to Article IV of the Restated Certificate of Incorporation, there is hereby authorized such series of preferred stock on the terms and with the provisions herein set forth, to be set forth in a certificate of designations (the "Certificate of Designations"):

    Section 1. DESIGNATION AND SIZE OF ISSUE; RANKING. (a) The series of preferred stock authorized hereby shall be designated as the "Preferred Redeemable Increased Dividend Equity Securities-SM-, 8% PRIDES-SM-, Convertible Preferred Stock" (the "PRIDES"). The number of shares constituting the PRIDES shall be 14,832,700 shares. Each share of PRIDES shall have a stated liquidation value of $11.125.

         (b) Any shares of the PRIDES which at any time have been redeemed for, or converted into, Common Stock, par value $2.50, of the Corporation (the "Common Stock") or otherwise reacquired by the Corporation shall, after such redemption, conversion or other


------------------------
-SM-    SERVICE MARK OF MERRILL LYNCH & CO., INC.

acquisition, resume the status of authorized and unissued shares of preferred stock, par value $1.00 of the Corporation (the "Preferred Stock"), without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

         (c) The shares of PRIDES shall rank on a parity, both as to payment of dividends and distribution of assets upon liquidation, with any Preferred Stock issued by the Corporation after the date of this Certificate of Designations that by its terms ranks pari passu with the PRIDES ("Parity Preferred Stock").

    Section 2. DIVIDENDS. (a) The holders of record of the shares of PRIDES shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") from the date of the issuance of the shares of PRIDES (subject to the provisos set forth below) at the rate per annum of 8 percent of the stated liquidation value per share (equivalent to $.89 per annum or $.2225 per quarter for each share of PRIDES), payable quarterly in arrears, on each January 3, April 3, July 3 and October 3 (each a "Dividend Payment Date") or, if any such date is not a business day (as defined herein), the Preferred Dividend due on such Dividend Payment Date shall be paid on the next succeeding business day; PROVIDED, HOWEVER, that, with respect to any dividend period during which a redemption occurs, the Corporation may, at its option, declare accrued Preferred Dividends to, and pay such Preferred Dividends on, the date fixed for redemption, in which case such Preferred Dividends shall be payable to the holders of shares of PRIDES as of the record date for such dividend payment and shall not be included in the calculation of the related PRIDES Call Price (as defined herein). Subject to the provisos set forth below, the first dividend period shall be from the date of initial issuance of the shares of PRIDES to but excluding January 3, 1997, and the first Preferred Dividend shall be payable on January 3, 1997. Preferred Dividends on shares of PRIDES shall be cumulative and shall accumulate from the date of original issuance; PROVIDED, HOWEVER, that all accumulated dividends on the Bally Entertainment Corporation ("Bally") Preferred Redeemable Increased Dividend Equity Securities, 8% PRIDES, Convertible Preferred Stock (the "Bally PRIDES") as of the effective time of the Merger (the "Merger") of Bally with and into the Corporation shall become accumulated dividends on the PRIDES exchanged therefor, payable on the first dividend payment date following the Merger (and such dividends shall not be payable with respect to Bally PRIDES); PROVIDED, FURTHER, however, that in the event the Merger occurs on or after the record date for a dividend on the Bally PRIDES but prior to the payment date for such dividend, then such dividend shall be payable with respect to the Bally PRIDES (and shall not constitute an accumulated dividend on the PRIDES), and dividends shall commence accruing on the PRIDES as of the payment date for such dividend (payable on the next succeeding payment date). Preferred Dividends on shares of PRIDES shall cease to accrue on and after the Mandatory Conversion Date (as defined herein) or on and after the date of their earlier conversion or redemption, as the case may be. Preferred Dividends shall be payable to holders of record as they appear on the stock register of the Corporation on such record date, not less than 15 nor more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Preferred Dividends payable on shares of PRIDES for any period less than a full quarterly dividend period (or, in the case of the first Preferred Dividend, subject to the provisos set forth above, from the date of initial issuance of the shares of PRIDES to but excluding the first Dividend Payment Date) shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Preferred Dividends shall accrue on a daily basis whether or not there are funds of the Corporation legally available for the payment of such dividends and whether or not such Preferred Dividends are declared. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

         (b) As long as shares of PRIDES are outstanding, no dividends (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into, shares of Common Stock or any other capital stock of the Corporation ranking junior to the shares of PRIDES as to the payment of dividends and the distribution of assets upon liquidation (collectively, the "Junior Stock") and cash in lieu of fractional shares of such Junior Stock in connection with any such dividend) shall be paid or declared in cash or otherwise, nor shall any other distribution be made (other than a distribution payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection with any such distribution), on any Junior Stock unless: (i) full dividends on Preferred Stock (including the shares of PRIDES) that does not constitute Junior Stock ("Senior Preferred Stock") have been paid, or declared and set aside for payment, for all dividend periods terminating at or before the date of such Junior Stock dividend or distribution payment to the extent such dividends are cumulative; (ii) dividends in full for the current quarterly dividend period have been paid, or declared and set aside for payment, on all Senior Preferred Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Senior Preferred Stock; and (iv) the Corporation is not in default on any of its obligations to redeem any Senior Preferred Stock.

         (c) As long as any shares of PRIDES are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Corporation or any of its subsidiaries (except in connection with a reclassification or exchange of any Junior Stock through the issuance of other Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith) or the purchase, redemption or other acquisition of any Junior Stock with any Junior Stock (and cash in lieu of fractional shares in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Stock unless: (i) full dividends on Senior Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating at or before the date of such purchase, redemption or other acquisition to the extent such dividends are cumulative; (ii) dividends in full for the current quarterly dividend period have been paid, or declared and set aside for payment, on all Senior Preferred Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any Senior Preferred Stock; and (iv) the Corporation is not in default on any of its obligations to redeem any Senior Preferred Stock.

         (d) As long as any shares of PRIDES are outstanding, dividends or other distributions may not be declared or paid on any Parity Preferred Stock (other than dividends or other distributions payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith) and the Corporation may not purchase, redeem or otherwise acquire any Parity Preferred Stock (except with any Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith), unless either (a) (i) full dividends on Senior Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating at or before the date of such Parity Preferred Stock dividend, distribution, purchase, redemption or other acquisition payment to the extent such dividends are cumulative; (ii) dividends in full for the current quarterly dividend period have been paid, or declared and set aside for payment, on all Senior Preferred Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Senior Preferred Stock; and (iv) the Corporation is not in default on any of its obligations to redeem any Senior Preferred Stock; or (b) with respect to the payment of dividends only, any such dividends on the Parity Preferred Stock shall be declared and paid pro rata so that the amounts of any dividends declared and paid per share of PRIDES and each other share of Senior Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of PRIDES and such other shares of Parity Preferred Stock bear to each other.

    Section 3. CONVERSION OR REDEMPTION. (a) Unless previously either redeemed or converted at the option of the holder in accordance with the provisions of Section 3(c), on October 3, 1999 (the "Mandatory Conversion Date"), each outstanding share of PRIDES shall mandatorily convert ("Mandatory Conversion") into (i) shares of authorized Common Stock at the PRIDES Common Equivalent Rate (as defined herein) in effect on the Mandatory Conversion Date and (ii) the right to receive cash in an amount equal to all accrued and unpaid Preferred Dividends on such share of PRIDES (other than previously declared dividends payable to a holder of record as of a prior date) to the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of Preferred Dividends, subject to the right of the Corporation to redeem the shares of PRIDES on or after October 3, 1998 (the "Initial Redemption Date"), and before the Mandatory Conversion Date, and subject to the conversion of the shares of PRIDES at the option of the holder at any time before the Mandatory Conversion Date. The "PRIDES Common Equivalent Rate" shall initially be 1.12 shares of Common Stock for each share of PRIDES and shall be subject to adjustment as set forth in Sections 3(d) and 3(e) below. Shares of PRIDES shall cease to be outstanding from and after the Mandatory Conversion Date. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares of Common Stock, if any, in exchange for and contingent upon surrender of certificates representing shares of PRIDES, and the Corporation may defer the payment of dividends on such shares of Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of certificates representing the shares of PRIDES; PROVIDED that the

Corporation shall give the holders of the shares of PRIDES such notice of any such actions as the Corporation deems appropriate and upon surrender such holders shall be entitled to receive such dividends declared and paid, if any, on such shares of Common Stock subsequent to the Mandatory Conversion Date.

         (b) (i) Shares of PRIDES are not redeemable by the Corporation before the Initial Redemption Date. At any time and from time to time on or after the Initial Redemption Date until immediately before the Mandatory Conversion Date, the Corporation shall have the right to redeem, in whole or in part, the outstanding shares of PRIDES (subject to the notice provisions set forth in Section 3(b)(iv)). Upon any such redemption, the Corporation shall deliver to each holder thereof, in exchange for each such share of PRIDES subject to redemption, the greater of (A) the number of shares of Common Stock equal to the applicable PRIDES Call Price (as defined herein) in effect on the redemption date divided by the Current Market Price (as defined herein) of the Common Stock, determined as of the second Trading Day (as defined herein) immediately preceding the Notice Date (as defined herein); or (B) 0.92 of one share of Common Stock (the "PRIDES Minimum Redemption Rate" which is subject to adjustment in the same manner as the PRIDES Optional Conversion Rate (as defined herein) is adjusted). Preferred Dividends on the shares of PRIDES shall cease to accrue on and after the date fixed for their redemption.

              (ii) The "PRIDES Call Price" of each share of PRIDES shall be the sum of (x) $11.348 on and after the Initial Redemption Date, to and including January 2, 1999; $11.292 on and after January 3, 1999, to and including April 2, 1999; $11.237 on and after April 3, 1999, to and including July 2, 1999; $11.181 on and after July 3, 1999, to and including September 2, 1999; and $11.125 (the stated liquidation value of one share of PRIDES) on and after September 3, 1999, to and including October 3, 1999; and (y) all accrued and unpaid Preferred Dividends thereon to but not including the date fixed for redemption (other than previously declared Preferred Dividends payable to a holder of record as of a prior date). If fewer than all the outstanding shares of PRIDES are to be called for redemption, shares of PRIDES to be called shall be selected by the Corporation from outstanding shares of PRIDES not previously called by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors in its sole discretion to be equitable.

              (iii) The term "Current Market Price" per share of the Common Stock on any date of determination means the lesser of (x) the average of the Closing Prices (as defined herein) of the Common Stock for the 15 consecutive Trading Days ending on and including such date of determination, and (y) the Closing Price of the Common Stock on such date of determination; PROVIDED, HOWEVER, that, with respect to any redemption of shares of PRIDES, if any event resulting in an adjustment of the PRIDES Common Equivalent Rate occurs during the period beginning on the first day of such 15-day period and ending on the applicable redemption date, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

              (iv) The Corporation shall provide notice of any redemption of the shares of PRIDES to holders of record of the shares of PRIDES to be called for redemption not less than 30 nor more than 60 days before the date fixed for redemption. Any such notice shall be provided by mail, sent to the holders of record of the shares of PRIDES to be called at each such holder's address as it appears on the stock register of the Corporation, first-class postage prepaid; PROVIDED, HOWEVER, that failure to give such notice or any defect therein shall not affect the validity of the proceeding for redemption of any shares of PRIDES to be redeemed except as to the holder to whom the Corporation has failed to give such notice or whose notice was defective. A public announcement of any call for redemption shall be made by the Corporation before, or at the time of, the mailing of such notice of redemption. The term "Notice Date" with respect to any notice given by the Corporation in connection with a redemption of the shares of PRIDES means the earlier of the date of the public announcement of such redemption and the date of the commencement of mailing of such notice to the holders of shares of PRIDES, in each case pursuant to this Section 3(b)(iv).

    Each such notice shall state, as appropriate, the following and may contain such other information as the Corporation deems advisable:

                   (A)  the redemption date;

                   (B) that all outstanding shares of PRIDES are to be redeemed or, in the case of a redemption of fewer than all outstanding shares of PRIDES, the number of such shares held by such holder to be redeemed;

                   (C) the PRIDES Call Price, the number of shares of Common Stock deliverable upon redemption of each share of PRIDES to be redeemed and the Current Market Price used to calculate such number of shares of Common Stock;

                   (D) the place or places where one or more certificates for such shares of PRIDES are to be surrendered for redemption; and

                   (E) that dividends on the shares of PRIDES to be redeemed shall cease to accrue on and after such redemption date (except as otherwise provided herein).

              (v) The Corporation's obligation to deliver shares of Common
Stock and provide funds upon redemption in accordance with this Section 3(b) shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit with a bank or trust company, or an affiliate of a bank or trust company, having a combined capital and surplus of at least $50,000,000 according to its last published statement of condition, or shall set aside or make other reasonable provision for the issuance of, such number of shares of Common Stock as are required to be delivered by the Corporation pursuant to this Section 3(b) upon the occurrence of the related redemption of shares of PRIDES and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash on the shares of PRIDES to be redeemed as required by this Section 3(b), in trust for the account of the holders of such shares of PRIDES to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon redemption of the shares of PRIDES so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any shares of Common Stock or funds so deposited and unclaimed at the end of three years from such redemption date shall be repaid and released to the Corporation, after which the holder or holders of such shares of PRIDES so called for redemption shall look only to the Corporation for delivery of shares of Common Stock and the payment of any other funds due in connection with the redemption of the shares of PRIDES.

              (vi) Each holder of shares of PRIDES called for redemption must surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state) to the Corporation at the place designated in the notice of such redemption and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds payable pursuant to this Section 3(b) following such surrender and following the date of such redemption. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If such notice of redemption shall have been given, and if on the date fixed for redemption shares of Common Stock and funds necessary for the redemption shall have been irrevocably either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor) or deposited with a bank or trust company or an affiliate thereof as provided herein or the Corporation shall have made other reasonable provision therefor, then notwithstanding that the certificates evidencing any shares of PRIDES so called for redemption shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding and Preferred Dividends with respect to the shares so called for redemption and all rights with respect to the shares so called for redemption shall forthwith on and after such date cease and terminate (unless the Corporation defaults on the payment of the redemption price), except for (i) the rights of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this Section 3(b) without interest upon surrender of their certificates therefor and (ii) the right of the holders, pursuant to Section 3(c) to convert the shares of PRIDES called for redemption until immediately before the close of business on any redemption date; PROVIDED, HOWEVER, that holders of shares of PRIDES at the close of business on a record date for any payment of Preferred Dividends shall be entitled to receive the Preferred Dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and before the Dividend Payment Date. Holders of shares of PRIDES that are redeemed shall not be entitled to receive dividends declared and paid on such shares of Common Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such shares of PRIDES, and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to such redemption date.

              (vii) Notwithstanding the provisions of this Section 3(b), the shares of PRIDES shall be subject to regulatory redemption pursuant to Article X of the Restated Certificate of Incorporation of the Corporation, as amended to date.

         (c) Shares of PRIDES are convertible, in whole or in part, at the option of the holders thereof ("Optional Conversion"), at any time before the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of .92 shares of Common Stock for each share of PRIDES (the "PRIDES Optional Conversion Rate"), subject to adjustment as set forth below. The right of Optional Conversion of shares of PRIDES called for redemption shall terminate immediately before the close of business on any redemption date with respect to such shares.

    Optional Conversion of shares of PRIDES may be effected by delivering certificates evidencing such shares of PRIDES, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank (and, if applicable, cash payment of an amount equal to the Preferred Dividend attributable to the current quarterly dividend period payable on such shares), to the office of the transfer agent for the shares of PRIDES or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with Optional Conversion procedures established by the Corporation. Each Optional Conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The Optional Conversion shall be at the PRIDES Optional Conversion Rate in effect at such time and on such date.

    Holders of shares of PRIDES at the close of business on a record date for any payment of declared Preferred Dividends shall be entitled to receive the Preferred Dividend payable on such shares of PRIDES on the corresponding Dividend Payment Date notwithstanding the Optional Conversion of such shares of PRIDES following such record date and before such Dividend Payment Date. However, shares of PRIDES surrendered for Optional Conversion after the close of business on a record date for any payment of declared Preferred Dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the Preferred Dividends attributable to the current quarterly dividend period payable on such date (unless such shares of PRIDES are subject to redemption on a redemption date between such record date established for such Dividend Payment Date and such Dividend Payment Date). Except as provided above, upon any Optional Conversion of shares of PRIDES, the Corporation shall make no payment of or allowance for unpaid Preferred Dividends, whether or not in arrears, on such shares of PRIDES as to which Optional Conversion has been effected or for previously declared dividends or distributions on the shares of Common Stock issued upon Optional Conversion.

         (d) The PRIDES Common Equivalent Rate, the PRIDES Minimum Redemption Rate and the PRIDES Optional Conversion Rate (collectively, referred to as the "Rates") are each subject to adjustment from time to time as provided below in this paragraph (d).

              (i) If the Corporation shall pay a stock dividend or make a distribution with respect to its Common Stock in shares of Common Stock (including by way of reclassification of any shares of its Common Stock), the Rates in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall each be increased by multiplying such Rates by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, immediately before such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, immediately before such dividend or distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of certificates issued in lieu of fractions of shares of Common Stock.

              (ii) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Rates in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Rates in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately reduced, such increases or reductions, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

              (iii) If the Corporation shall, after the date of this Certificate of Designations, issue rights or warrants to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock (determined pursuant to Section 3(b)(ii)) on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Rates shall each be adjusted by multiplying the Rates in effect on such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately before such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately before such issuance, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Shares of Common Stock held by the Corporation or by another corporation of which a majority of the shares entitled to vote in the election of directors are held, directly or indirectly, by the Corporation shall not be deemed to be outstanding for purposes of such computation. Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Rates shall each be readjusted to the Rates which would then be in effect had the adjustments made after the issuance of such rights or warrants been made upon the basis of issuance of rights or warrants in respect of only the number of shares of Common Stock actually delivered.

              (iv) If the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock consisting of evidences of its indebtedness, cash or other assets (including shares of capital stock of the Corporation other than Common Stock and shares of capital stock of any other corporation, but excluding any cash dividends or distributions, other than Extraordinary Cash Distributions (as defined herein) and dividends referred to in clause (i) above), or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (iii) above), then in each such case, the Rates shall each be adjusted by multiplying such Rates in effect on the record date for such dividend or distribution or for the determination of stockholders entitled to receive such rights or warrants, as the case may be, by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock (determined pursuant to 3(b)(ii) on such record date), and of which the denominator shall be such Current Market Price per share of Common Stock less either (i) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) on such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock, or (ii) if applicable, the amount of the Extraordinary Cash Distributions. Such adjustment shall become effective on the opening of business on the business day next following the record date for such dividend or distribution or for the determination of holders entitled to receive such rights or warrants, as the case may be.

              (v) Any shares of Common Stock issuable in payment of a dividend or other distribution (other than as described in clause (i) above) shall be deemed to have been issued immediately before the close of business on the record date for such dividend or other distribution for purposes of calculating the number of outstanding shares of Common Stock under this Section 3.

              (vi) Anything in this Section 3 notwithstanding, the Corporation shall be entitled (but shall not be required) to make such upward adjustments in the Rates and the PRIDES Call Price in addition to those set forth by this
Section 3, as the Corporation, in its sole discretion, shall determine to be advisable, in order that any stock dividends, subdivision of stock, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction that could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Corporation to its stockholders shall not be taxable. The term "Extraordinary Cash Distribution" means, with respect to any consecutive 12-month period, all cash dividend and cash distributions on the Common Stock during such period (other than cash dividends and cash distributions for which a prior adjustment to the Rates was previously made) to the extent such dividends and distributions exceed, on a per share of Common Stock basis, 10% of the average daily Closing Price of the Common Stock over such period.

              (vii) In any case in which this Section 3(d) shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for conversion pursuant to Section 3(a) or redemption pursuant to Section 3(b) occurs after such record date, but before the occurrence of such event, the Corporation may, in its sole discretion, elect to defer the following until after the occurrence of such event or the date of final determination of such fair market value; (A) issuing to the holder of any shares of PRIDES surrendered for conversion or redemption the additional shares of Common Stock issuable over the shares of Common Stock issuable before giving effect to such adjustment; and
(B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Section 4.

              (viii) All adjustments to the Rates shall be calculated to the nearest 1/100th of a share of Common Stock. No adjustment in any of the Rates shall be required unless such adjustment would require an increase or decrease of at least one percent therein; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Rates shall be made successively.

              (ix) Before redeeming any shares of PRIDES, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon such redemption.

         (e) In case of any consolidation or merger to which the Corporation is a party (other than a consolidation or merger in which the Corporation is the surviving or continuing corporation and in which the shares of Common Stock outstanding immediately before the merger or consolidation remain unchanged) or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of a statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), each share of PRIDES shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such shares of PRIDES might have been converted immediately before consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of PRIDES would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately before the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such share of PRIDES (other than previously declared dividends payable to a holder of record as of a prior date), and (iii) redemption on any redemption date in exchange for the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable at the PRIDES Call Price in effect on such redemption date upon a redemption of such share of PRIDES immediately before consummation of such transaction, assuming that, if the Notice Date for such redemption is not before such transaction, the Notice Date had been the date of such transaction; and assuming in each case that such holder of shares of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash, or other property receivable upon consummation of such transaction (PROVIDED that, if the kind or amount of securities, cash, or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash, or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into or for which the shares of PRIDES shall be convertible or redeemable after consummation of such transaction shall be subject to adjustment as described in Section 3(d) following the date of consummation of such transaction. The Corporation may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

         (f) Whenever the Rates are adjusted as provided in Section 3(d), the Corporation shall:

              (i) forthwith compute the Rates in accordance with this Section 3 and prepare a certificate signed by the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Vice President and Treasurer, Vice President and General Counsel, the Vice President and Corporate Controller or the Vice President and Corporate Secretary of the Corporation setting forth the adjusted Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and shall file such certificate forthwith with the transfer agent for the shares of the PRIDES and the Common Stock;

              (ii) make a prompt public announcement stating that the Rates have been adjusted and setting forth the adjusted Rates; and

              (iii) mail a notice stating that the Rates have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Rates, to the holders of record of the outstanding shares of PRIDES, at or prior to the time the Corporation mails an interim statement, if any, to its stockholders covering the fiscal quarter period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter period.

         (g) In case, at any time while any of the shares of PRIDES are outstanding,

              (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock, excluding any cash dividends other than Extraordinary Cash Distributions; or

              (ii) the Corporation shall authorize the issuance to all holders of the Common Stock of rights or warrants to subscribe for or purchase shares of the Common Stock or of any other subscription rights or warrants; or

              (iii) the Corporation shall authorize any reclassification of the Common Stock (other than a subdivision or combination thereof) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the state the Corporation was then domiciled in and the new state of domicile), or the sale or transfer of all or substantially all of the assets of the Corporation; then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of PRIDES, and shall cause to be mailed to the holders of shares of PRIDES at their last addresses as they shall appear on the stock register of the Corporation, at least 10 business days before the date hereinafter specified in clause (A) or (B) below (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this paragraph (g) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

    Section 4. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon redemption or conversion of any shares of the PRIDES. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of the PRIDES of any holder that are redeemed or converted on any redemption date or upon Mandatory Conversion or Optional Conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the (i) Current Market Price of the Common Stock (determined as of the second Trading Day immediately preceding the Notice Date) in the case of redemption, or (ii) Closing Price of the Common Stock determined
(A) as of the fifth Trading Day immediately preceding the Mandatory Conversion

Date, in the case of Mandatory Conversion, or (B) as of the second Trading Day immediately preceding the effective date of conversion, in the case of an Optional Conversion by a holder. If more than one share of PRIDES shall be surrendered for conversion or redemption at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the PRIDES so surrendered or redeemed.

    Section 5. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion or redemption of shares of PRIDES, as herein provided, free from preemptive rights, such maximum number of shares of Common Stock as shall from time to time be issuable upon the Mandatory Conversion or Optional Conversion or redemption of all the shares of PRIDES then outstanding.

    Section 6.  DEFINITIONS.  As used in this Certificate of Designations:

              (i) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close;

              (ii) the term "Closing Price", on any day, shall mean the last reported sales price of the Common Stock, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange or, if such security is not listed or admitted for trading on the New York Stock Exchange, on the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day, as furnished by any New York Stock Exchange member firm making a market in the Common Stock selected from time to time by the Board of Directors for that purpose;

              (iii) the term "record date" shall be such date as from time to time shall be fixed by the Board of Directors with respect to the receipt of dividends, the receipt of a redemption price upon redemption or the taking of any action or exercise of any voting rights permitted hereby; and

              (iv) the term "Trading Day" shall mean a date on which the New York Stock Exchange (or any successor) is open for the transaction of business.

    Section 7. PAYMENT OF TAXES. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of PRIDES pursuant to Section 3; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of shares of PRIDES redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

    Section 8. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and subject to the rights of holders of any other series of Preferred Stock, the holders of outstanding shares of PRIDES are entitled to receive the sum of $11.125 per share, plus an amount equal to any accrued and unpaid Preferred Dividends thereon, out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of Junior Stock. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable with respect to the shares of PRIDES and all other series of Parity Preferred Stock, the holders of shares of PRIDES and of all other series of Parity Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of PRIDES shall not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation or merger of the Corporation with or into one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger), or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

    Section 9. VOTING RIGHTS. (a) The holders of shares of PRIDES shall have the right with the holders of Common Stock to vote in the election of Directors and upon each other matter coming before any meeting of the holders of Common Stock on the basis of four-fifths (4/5ths) of a vote for each share of PRIDES held. The holders of shares of PRIDES and the holders of Common Stock will vote together as one class on such matters except as otherwise provided by law or the Restated Certificate of Incorporation of the Corporation.

         (b) In the event that dividends on the shares of PRIDES or any other series of Preferred Stock shall be in arrears and unpaid for six quarterly dividend periods, or if any series of Preferred Stock (other than the PRIDES) shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any directors of the Corporation ("Preferred Stock Directors"), the holders of the shares of PRIDES (voting separately as a class with holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable with the PRIDES as a class), with each share of PRIDES entitled to one vote on this and other matters in which such Preferred Stock votes as a group, shall be entitled to vote for the election of two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately before the accrual of such right. Such right, when vested, shall continue until all cumulative dividends accumulated and payable on the shares of PRIDES and such other series of Preferred Stock shall have been paid in full and the right of any other such series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect Preferred Stock Directors shall terminate or have terminated, and, when so paid and any such termination occurs or has occurred, such right of the holders of the shares of PRIDES shall cease. The term of office of any director elected by the holders of the shares of PRIDES and such other series shall terminate on the earlier of (i) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (ii) the termination of the right of holders of the shares of PRIDES and such other series to vote for such directors.

         (c) The Corporation shall not, without the approval of the holders of at least 66-2/3 percent of the shares of PRIDES then outstanding: (i) amend, alter, or repeal any of the provisions of the Restated Certificate of Incorporation of the Corporation so as to affect adversely the powers, preferences or rights of the holders of the shares of PRIDES then outstanding or reduce the minimum time for any required notice to which the holders of the shares of PRIDES then outstanding may be entitled (an amendment of the Restated Certificate of Incorporation to authorize or create, or to increase the authorized amount of, Junior Stock or any stock of any class ranking on a parity with the PRIDES being deemed not to affect adversely the powers, preferences, or rights of the holders of the shares of PRIDES); (ii) authorize or create, or increase the authorized amount of, any stock of any class (whether or not convertible into capital stock of any class), ranking prior to the shares of PRIDES either as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; or (iii) merge or consolidate with or into any other corporation, unless each holder of shares of PRIDES immediately preceding such merger or consolidation shall receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, including, without limitation, as set forth in Section 3(e) hereof, as correspond to the shares of PRIDES so held.

         (d) The Corporation shall not, without the approval of the holders of at least a majority of the shares of PRIDES then outstanding, increase the authorized number of shares of Preferred Stock to greater than 60,000,000 shares.

         (e) Notwithstanding the provisions set forth in Sections 9(c) and 9(d), no such approval described therein of the holders of the shares of PRIDES shall be required if, at or before the time when such amendment, alteration or repeal is to take effect or when the authorization, creation, increase or issuance of any such prior or parity stock or convertible security is to be made, or when such consolidation or merger, voluntary liquidation, dissolution, or winding up, sale, lease, conveyance, purchase, or redemption is to take effect, as the case may be, provision is made for the redemption of all shares of PRIDES at the time outstanding.

    IN WITNESS WHEREOF, HILTON HOTELS CORPORATION has caused this certificate to be signed and attested this 22nd day of November, 1996.


                                       HILTON HOTELS CORPORATION


                                       By: /s/ Matthew J. Hart
                                          -----------------------------------
                                          Name:  Matthew J. Hart
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


Attest:

/s/ Cheryl L. Marsh
--------------------------------
Name:  Cheryl L. Marsh
Title: Vice President and
       Corporate Secretary

                                CERTIFICATE OF MERGER

                                       MERGING

                           BALLY ENTERTAINMENT CORPORATION

                                    WITH AND INTO

                              HILTON HOTELS CORPORATION


    The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY THAT:

    1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

       NAME                                        STATE OF INCORPORATION
       ----                                        ----------------------
       Hilton Hotels Corporation ("Hilton")                Delaware
       Bally Entertainment Corporation ("Bally")           Delaware

    2. The Boards of Directors of Hilton and Bally have approved an Agreement and Plan of Merger dated as of June 6, 1996, as amended (the "Agreement of Merger"), by and between Hilton and Bally, whereby Bally will merge with and into Hilton pursuant to Section 251 of the Delaware General Corporation Law, so that the separate existence of Bally will cease as soon as such merger (the "Merger") becomes effective (the "Effective Date"), and Hilton will assume all of the liabilities of Bally and thereafter shall continue as the surviving corporation (the "Surviving Corporation"), governed by the laws of the State of Delaware, and existing under the corporate name it possesses immediately prior to the Effective Date.

    3. The Agreement of Merger was approved by the holders of a majority of the outstanding shares of Hilton entitled to vote thereon, and by the holders of a majority of the votes entitled to be cast by the holders of the outstanding shares of Bally entitled to vote thereon, in each case by a special meeting of stockholders held in accordance with Section 211 of the Delaware General Corporation Law, and with the notice required by said Section 222 having been sent to each holder.

    4. Each of Hilton and Bally have approved, adopted, certified, executed and acknowledged the Agreement of Merger in accordance with Section 251 of the General Corporation Law of the State of Delaware.

    5. The name of the corporation surviving the Merger is Hilton Hotels Corporation.

    6. On the Effective Date, the Restated Certificate of Incorporation, as amended, and Bylaws, as amended, of Hilton in effect immediately prior to the Effective Date will be the certificate of incorporation and bylaws of the Surviving Corporation.

    7. The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation at the following address:

              Hilton Hotels Corporation
              9336 Civic Center Drive
              Beverly Hills, California 90210
              Attention:  Corporate Secretary

A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

         IN WITNESS WHEREOF, Hilton Hotels Corporation has caused this Certificate to be signed by its Senior Vice President and General Counsel and attested by its Secretary, this 18th day of December, 1996.


                                       HILTON HOTELS CORPORATION


                                       By: /s/ William C. Lebo, Jr.
                                          -----------------------------------
                                          William C. Lebo, Jr.
                                          Senior Vice President and
                                          General Counsel

Attest:

/s/ Cheryl L. Marsh
------------------------------
Cheryl L. Marsh
Corporate Secretary

             CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                          OF

                               HILTON HOTELS CORPORATION

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Hilton Hotels Corporation.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article X thereof and by submitting in lieu of said Article the following new Article:

     SEE TEXT OF NEW ARTICLE X ATTACHED HERETO.

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed on May 20, 1997.

                                         /s/  CHERYL L. MARSH
                                         -----------------------------
                                         Cheryl L. Marsh
                                         Vice President and
                                         Corporate Secretary

                                      ARTICLE X

     (a) If any person (as hereinafter defined) which beneficially owns Securities (as hereinafter defined) of the Corporation (i) is requested or required pursuant to any Gaming Regulation (as hereinafter defined) to appear before, or submit to the jurisdiction of, or provide information to, any Gaming Authority (as hereinafter defined) and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time or (ii) is determined or shall have been determined by any Gaming Authority not to be suitable or qualified with respect to the beneficial ownership of Securities of the Corporation, each such person by owing Securities in the Corporation hereby agrees to sell to the Corporation and the Corporation shall have the absolute right in its sole discretion to repurchase, any or all of the Securities of the Corporation beneficially owned by such person at a price determined pursuant to Section (c) hereof.
The operation of this Article X shall not be stayed by an appeal from a determination of any Gaming Authority.

     (b) If the Corporation intends to repurchase Securities beneficially owned by any person referred to in clause (i) or (ii) of Section (a) hereof, it shall notify the person in writing of such intention, specifying the Securities to be repurchased, the date, time, and place when such repurchase will be consummated (the "Repurchase Date"), which date is no event will be earlier than three business days after the date of such notice and the price at which such Securities will be repurchased (it being sufficient for purposes of this Article X for the Corporation to indicate generally that the price will be determined in accordance with Section (c) hereof). If the Corporation gives the notice provided for by the preceding sentence (the "Repurchase Notice"), such notice shall be deemed to constitute a binding agreement on the part of the Corporation to repurchase, and on the part of the person notified to sell, the Securities referred to in such Notice in accordance with this Article X. Following the Repurchase Date, no dividends will be payable on and no voting rights will be available to the holders of any Securities covered by such Repurchase Notice which has not been duly delivered by the holder thereof for repurchase by the Corporation. If following such Repurchase Date, any Securities with respect to which a Repurchase Notice has been given has not been duly delivered by the holder thereof for repurchase by the Corporation, the Corporation shall deposit in escrow or otherwise hold in trust for the benefit of such holder an amount equal to the aggregate Market Price (as hereinafter defined) of the Securities to be repurchased except that to the extent New Securities (as hereinafter defined) are to be repurchased and the Purchase Price (as hereinafter defined) thereof shall have been publicly disclosed or otherwise made available to the Corporation, the amount deposited in escrow or otherwise segregated with respect to such New Shares may be the lesser of the Market Price thereof on the date of the Repurchase Notice and the Purchase Price thereof. The establishment of such an account shall in no way alter the amount otherwise payable to any person pursuant to this Article X. No interest shall be paid on or accrue with respect to any amount so deposited or held.

     (c)(i) In the event that the person to whom Repurchase Notice is directed pursuant to Section (b) hereof has acquired beneficial ownership of Securities within the twenty-four month period terminating on the date of such Notice ("New Securities"), the price at which the Corporation shall repurchase such New Securities as are covered by the Repurchase Notice shall be the lesser of the Market Price thereof on the date of such Notice and the Purchase Price thereof.

     (ii) In the event that the person to whom a Repurchase Notice is directed pursuant to Section (b) hereof has acquired beneficial ownership of any or all of his Securities prior to the twenty-four month period terminating on the date of such Notice ("Old Securities"), the price at which the Corporation shall repurchase such Old Securities as are covered by the Repurchase Notice shall be the Market Price thereof on the date of the Repurchase Notice.

     (iii) The Corporation shall have the option in its sole discretion of designating which Securities of the Securities beneficially owned by any person referred to in clause (i) or (ii) of Section (a) hereof are subject to the Repurchase Notice and, for purposes hereof, it shall be sufficient for the Corporation to indicate generally that Securities shall be repurchased based on the order in which they were purchased or based on the reverse of such order.

     (iv) Any person to whom a Repurchase Notice is given pursuant to the provisions of this Article shall have the burden of establishing to the satisfaction of the Corporation the dates on which and prices at which such person acquired the Securities subject to such Notice.

     (d) For purposes of this Article X:

     1. A "person" shall mean any individual, firm, corporation or other entity.

     2. "Securities" shall mean any instrument evidencing a direct or indirect beneficial ownership or creditor interest in the Corporation, including but not limited to, stock, common and preferred;
         bonds; mortgages; debentures; security agreements; notes; warrants; options and rights.

     3.  A person shall be "beneficial owner" of any Securities:

           (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

           (ii) which such person or any of its Affiliates or Associates has
         (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangements or understanding; or

           (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Securities.

     4. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b.2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 8, 1985.

     5. A "Gaming Regulation" shall mean any statute, rule, regulation, order, ordinance or interpretation of a Gaming Authority.

     6. A "Gaming Authority" shall mean any government, court, or governmental, administrative or regulatory agency or authority, Federal, state, local or foreign, which regulates or otherwise asserts jurisdiction over gaming operations or facilities conducted by the Corporation or any of its subsidiaries or Affiliates.

     7. "Market Price" means the average of the last sale prices of a share of such Securities on the Composite Tape for New York Stock Exchange-Listed Stocks for each of the 15 consecutive trading days (the "Valuation Period") commencing 16 trading days prior to the date in question; provided that if such Securities are not quoted on the Composite Tape, such average last sale price shall be derived from the average last sale prices on the New York Exchange, or, if such Securities are not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such Securities are listed, or, if such Securities are not listed on any such exchange, the average of the closing bid quotations with respect to such Securities during the Valuation Period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of such Securities as determined by the board of directors in good faith.

     8. "Purchase Price" means the price paid to acquire the Securities, exclusive of commissions, taxes and other fees and expenses, adjusted for any stock split, stock dividend, combination of shares or similar event.

     (e) A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article X on the basis of information known to them after reasonable inquiry, whether clause (i) or
(ii) of Section (a) hereof applies to any person who beneficially owns Securities of the Corporation such that the Corporation shall have the right to repurchase shares of Securities held by such person pursuant to this
Article X.